UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2026

Antares Strategic Credit Fund II LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01874	33-5000335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street Suite 4200
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 638-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2026, Antares Strategic Credit Fund II LLC (the “Fund”) and Antares Capital Credit Advisers LLC (the “Adviser”) entered into a waiver letter agreement (the “Agreement”) to extend the prior waiver of the base management fee and incentive fee payable to the Adviser.

Pursuant to the Agreement, the Adviser has agreed to irrevocably waive, which may be effected by a rebate or otherwise, (i) any base management fee due from the Fund to the Adviser under Section 5(a) of the Investment Advisory Agreement, dated June 26, 2025, by and between the Fund and the Adviser (the “Investment Advisory Agreement”) and (ii) any incentive fee due from the Fund to the Adviser under Section 5(b) of the Investment Advisory Agreement through August 31, 2026.

The description above is only a summary of the material provisions of the Agreement and is qualified in its entirety by reference to copies of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

10.1	Waiver Letter Agreement dated March 1, 2026 by and between Antares Capital Credit Advisers LLC and Antares Strategic Credit Fund II LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND II LLC

Date:	March 2, 2026	By:	/s/ Thomas Sweeney
Name: Thomas Sweeney Title: Chief Financial Officer